Exhibit 99.1

UNION PACIFIC REPORTS RECORD FOURTH QUARTER

AND FULL YEAR EARNINGS

Operating Ratio Improves to 79.6 percent

FOR IMMEDIATE RELEASE:

OMAHA, Neb., January 25, 2007

Fourth Quarter 2006 Highlights

•	Record fourth quarter 2006 commodity revenue totaled $3.8 billion, up 9 percent.

•	Operating income grew 52 percent to an all time quarterly record of $810 million.

•	Fourth quarter operating ratio of 79.6 percent was a 5.7 point improvement versus fourth quarter 2005 and a quarterly best.

Full Year 2006 Highlights

•	Full year commodity revenue grew 15 percent to an all time record of $14.9 billion.

•	Operating income of $2.9 billion was an all time record, up 61 percent.

•	Full year operating ratio improved 5.3 points versus 2005 to 81.5 percent.

Union Pacific Corporation (NYSE: UNP) today reported 2006 fourth quarter net income of $485 million, or $1.78 per diluted share, compared to $296 million, or $1.10 per diluted share in the fourth quarter of 2005.

“Our key accomplishments for the fourth quarter were the nearly six-point improvement in operating ratio and best-ever operating income,” said Jim Young, President and Chief Executive Officer. “Overall, we turned in a great fourth quarter performance—a strong finish to a record year. In 2006, we significantly improved our return on invested capital and laid the

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foundation for further operational and financial improvement, benefiting both our customers and our shareholders.”

2006 Fourth Quarter Summary

In the fourth quarter of 2006, Union Pacific Corporation reported operating income of $810 million compared to $533 million in fourth quarter 2005, a 52 percent improvement.

•	Operating ratio improved to 79.6 percent versus 85.3 percent in 2005.

•	The Company’s commodity revenue grew nine percent to a fourth quarter best $3.8 billion, with five of the six business groups posting increases for the quarter. The main component of the growth was an eight percent increase in average revenue per car (ARC). Growth in ARC resulted from yield improvements and the Company’s fuel surcharge programs.

•	Business volumes, as measured by total carloads, grew one percent to 2.4 million.

•	The Company’s fuel consumption rate, as measured by gallons per thousand gross ton-miles, was a fourth quarter best rate of 1.27 versus 1.30 in the fourth quarter 2005.

•	The Railroad’s average quarterly fuel price including transportation and taxes was $1.94 compared to $2.08 per gallon in 2005.

•	Quarterly average train speed, as reported to the Association of American Railroads, was 22 mph, up 1.5 mph from the fourth quarter of 2005. Quarterly terminal dwell time improved 13 percent to 25.9 hours versus 29.8 hours reported in the fourth quarter of 2005.

Fourth Quarter Commodity Revenue Summary versus 2005

•	Agricultural and Energy each up 20 percent

•	Chemicals up 9 percent

•	Intermodal up 4 percent

•	Automotive up 2 percent

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•	Industrial Products was flat

2006 Full Year Summary

“2006 was a great year for Union Pacific,” Young said. “Our network management initiatives and capacity expansion programs helped us move record volumes for our customers.”

Full year 2006 net income was $1.6 billion or $5.91 per diluted share, versus $1.0 billion, or $3.85 per diluted share reported in 2005. The 2005 full year results included a non-cash income tax expense reduction of $118 million after-tax, or $.44 per diluted share. The comparison of 2006 and 2005 earnings, excluding the tax item, would be $5.91 per diluted share versus $3.41 per diluted share, a 73 percent increase.

Railroad commodity revenue totaled a record $14.9 billion, a 15 percent increase. The main driver of this growth was an 11 percent increase in ARC to $1,509. Growth in ARC resulted from yield improvements and the Company’s fuel surcharge programs.

•	Business volumes, as measured by total carloads, increased three percent to a record level of 9.9 million.

•	Operating income was a record $2.9 billion, a 61 percent increase from $1.8 billion in 2005.

•	Operating ratio improved 5.3 points to 81.5 percent versus 86.8 percent in 2005.

•	The Company’s fuel consumption rate was a full year best at 1.28 versus 1.30 in 2005.

•	The Railroad’s average yearly fuel price was $2.06 compared to $1.77 per gallon in 2005, a 16 percent increase.

•	Average system speed, as reported to the Association of American Railroads, was 21.4, up 0.3 mph compared to 2005. Average terminal dwell time improved 5 percent versus 2005, to 27.2 hours from 28.7 hours.

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2007 Outlook

“While economic indicators are mixed, we are optimistic about what we see ahead for Union Pacific in 2007,” Young said.

Non-GAAP Reconciliation

The full year 2005 net income of $908 million and earnings per diluted share of $3.41, which excluded the income tax expense reduction item reported in the third quarter of 2005, are non-GAAP measures. Management believes these measures provide an alternative presentation of results that more accurately reflects on-going Company operations, without the distorting effects of the income tax expense reduction item. These measures should be considered in addition to, not as a substitute for, net income and diluted earnings per share. The following table reconciles full year 2005 net income and diluted earnings per share, excluding the income tax expense reduction, to net income and diluted earnings per share:

	Full Year
Dollars in millions, except per share amounts	2006	2005	Pct Chg
Net Income
As reported	$1,606	$1,026	57%
Income Tax Expense Reduction	—	(118)	—

Adjusted	$1,606	$908	77%

Diluted EPS
As reported	$5.91	$3.85	54%
Income Tax Expense Reduction	—	(0.44)	—

Adjusted	$5.91	$3.41	73%

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in

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critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at 402-544-4227. Contact for media is Kathryn Blackwell at 402-544-3753 or 402-319-4288.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including statements regarding future operational and financial improvements and views regarding economic indicators and the Corporation’s outlook regarding future performance and financial results. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also include, without limitation, information or statements regarding: expectations as to continued or increasing demand for rail transportation services; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve operations, customer service, and shareholder returns; expectations as to increased returns, cost savings, revenue growth, and earnings; expectations regarding fuel price and our ability to mitigate fuel costs; the time by which certain objectives will be achieved, including expected improvements in operations and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors that could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: whether the Corporation and its subsidiaries are fully successful in implementing their financial and operational initiatives, including those plans and management initiatives to improve system velocity and network performance or otherwise improve operations; the outcome of claims and litigation, environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes; the impact of a rail accident involving the release of hazardous materials, which we are required to transport under federal law; legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail industry; changes in labor costs, labor stoppages, and the availability of qualified personnel required for our operations; the impact of ongoing track maintenance, upgrades, and restoration work being performed in the Southern Powder River Basin of

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Wyoming; natural events such as severe weather, fire, floods, hurricanes and earthquakes; changes in fuel prices or changes to our ability to recover fuel costs, including any changes resulting from regulatory or legislative activities; adverse economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities we carry; industry competition, conditions, performance and consolidation; legislative, regulatory and legal developments involving taxation, including enactment of new federal or state income tax rates, revisions of controlling authority and the outcome of tax claims and litigation; changes in securities and capital markets; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from terrorist activities and any governmental response thereto; and war or risk of war. More information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2005, which was filed with the SEC on February 24, 2006. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Periods Ended December 31

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Fourth Quarter			Full Year
	2006	2005	Pct Chg	2006	2005	Pct Chg
Operating Revenues	$3,962	$3,621	9	$15,578	$13,578	15
Operating Expenses
Salaries, Wages, and Employee Benefits	1,169	1,108	6	4,599	4,375	5
Fuel and Utilities	705	753	(6)	3,012	2,562	18
Equipment and Other Rents	346	353	(2)	1,455	1,402	4
Depreciation	315	300	5	1,237	1,175	5
Materials and Supplies	171	143	20	691	546	27
Purchased Services and Other	446	431	3	1,700	1,723	(1)

Total Operating Expenses	3,152	3,088	2	12,694	11,783	8

Operating Income	810	533	52	2,884	1,795	61
Other Income - Net	57	54	6	118	145	(19)
Interest Expense	(118)	(120)	(2)	(477)	(504)	(5)

Income Before Income Taxes	749	467	60	2,525	1,436	76
Income Tax Expense	(264)	(171)	54	(919)	(410)	U

Net Income	$485	$296	64	$1,606	$1,026	57

Basic Earnings Per Share	$1.79	$1.11	61	$5.96	$3.89	53
Diluted Earnings Per Share	$1.78	$1.10	62	$5.91	$3.85	54

January 25, 2007	(1)

UNION PACIFIC RAILROAD

REVENUE DETAIL

Periods Ended December 31

(Unaudited)

	Fourth Quarter			Full Year
	2006	2005	Pct Chg	2006	2005	Pct Chg
Commodity Revenue (000):
Agricultural	$670,238	$558,358	20	$2,395,102	$1,971,210	22
Automotive	358,898	351,572	2	1,438,339	1,273,188	13
Chemicals	519,970	475,338	9	2,097,689	1,848,378	13
Energy	757,481	629,418	20	2,952,792	2,577,551	15
Industrial Products	744,134	746,282	—	3,172,966	2,818,915	13
Intermodal	724,258	693,971	4	2,805,280	2,467,746	14

Total	$3,774,979	$3,454,939	9	$14,862,168	$12,956,988	15

Revenue Carloads:
Agricultural	237,222	227,456	4	922,970	882,861	5
Automotive	208,411	208,135	—	834,343	796,577	5
Chemicals	215,268	218,137	(1)	895,855	911,789	(2)
Energy	586,396	532,537	10	2,295,625	2,177,881	5
Industrial Products	326,608	368,183	(11)	1,450,740	1,508,390	(4)
Intermodal	866,113	864,969	—	3,452,618	3,265,939	6

Total	2,440,018	2,419,417	1	9,852,151	9,543,437	3

Average Revenue per Car:
Agricultural	$2,825	$2,455	15	$2,595	$2,233	16
Automotive	1,722	1,689	2	1,724	1,598	8
Chemicals	2,415	2,179	11	2,342	2,027	16
Energy	1,292	1,182	9	1,286	1,184	9
Industrial Products	2,278	2,027	12	2,187	1,869	17
Intermodal	836	802	4	813	756	8

Total	$1,547	$1,428	8	$1,509	$1,358	11

January 25, 2007	(2)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2006 and 2005

(Dollars in Millions)

(Unaudited)

	December 31, 2006	December 31, 2005
Assets:
Cash and Cash Equivalents	$827	$773
Other Current Assets	1,584	1,552
Investments	877	806
Properties - Net	32,873	31,975
Other Assets	354	514

Total	$36,515	$35,620

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$780	$656
Other Current Liabilities	2,759	2,728
Long Term Debt	6,000	6,760
Deferred Income Taxes	9,746	9,482
Other Long Term Liabilities	1,960	2,287
Common Shareholders’ Equity	15,270	13,707

Total	$36,515	$35,620

January 25, 2007	(3)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31

(Dollars in Millions)

(Unaudited)

	2006	2005
Operating Activities:
Net Income	$1,606	$1,026
Depreciation	1,237	1,175
Deferred Income Taxes	235	320
Other - Net	(198)	74

Cash Provided by Operating Activities	2,880	2,595

Investing Activities:
Capital Investments	(2,242)	(2,169)
Other - Net	200	122

Cash Used in Investing Activities	(2,042)	(2,047)

Financing Activities:
Dividends Paid	(322)	(314)
Debt Repaid	(657)	(699)
Other - Net	195	261

Cash Used in Financing Activities	(784)	(752)

Net Change in Cash and Cash Equivalents	$54	$(204)

January 25, 2007	(4)

APPENDIX

UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

Periods Ended December 31

(Unaudited)

	Fourth Quarter				Full Year
	2006	2005	Pct Chg		2006	2005	Pct Chg
Operating Statistics:
Revenue Carloads (Thousands)	2,440	2,419	1		9,852	9,543	3
Revenue Ton-Miles (Billions)	140.8	136.3	3		565.2	548.8	3
Gross Ton-Miles (GTMs) (Billions)	267.4	262.1	2		1,072.5	1,043.9	3
Operating Margin	20.4%	14.7%	5.7	pt	18.5%	13.2%	5.3	pt
Operating Ratio	79.6%	85.3%	(5.7	) pt	81.5%	86.8%	(5.3	) pt
Average Employees	50,199	49,494	1		50,706	49,747	2
GTMs (Millions) per Average Employee	5.33	5.30	1		21.15	20.98	1
Average Fuel Price Per Gallon	$1.94	$2.08	(7)		$2.06	$1.77	16
Fuel Consumed in Gallons (Millions)	340	340	—		1,372	1,353	1
Fuel Consumption Rate (Gal per 000 GTM)	1.27	1.30	(2)		1.28	1.30	(2)
AAR Reported Performance Measures:
Average Train Speed (Miles per Hour)	22.0	20.5	7		21.4	21.1	1
Average Terminal Dwell Time (Hours)	25.9	29.8	(13)		27.2	28.7	(5)
Average Rail Car Inventory (a)	313,991	326,486	(4)		321,566	N/A	N/A
Financial Statistics:
Weighted Average Shares - Basic (Millions)	270.3	265.6	2		269.4	263.4	2
Weighted Average Shares - Diluted (Millions)	272.7	268.9	1		272.0	266.5	2
Effective Income Tax Rate	35.2%	36.6%	(1.4	) pt	36.4%	28.6%	7.8	pt
Debt to Capital (b)					30.7%	35.1%	(4.4	) pt
Lease Adjusted Debt to Capital (c)					40.3%	43.6%	(3.3	) pt
Return on Invested Capital (d)					8.2%	6.4%	1.8	pt
Free Cash Flow (Millions) (e)					$516	$234	F

(a)	On October 1, 2005, the rail car inventory measurement was standardized for all reporting railroads. Rail car inventory for prior periods was not recalculated.

(b)	Debt to capital is computed as follows: total debt divided by total debt plus equity.

(c)	Lease adjusted debt to capital, a non-GAAP measure, is computed as follows: total debt plus net present value of operating leases divided by total debt plus equity plus net present value of operating leases. See Union Pacific web site under Investor Relations for a reconciliation to GAAP.

(d)	Return on invested capital is a non-GAAP measure; however, we believe return on invested capital (ROIC) is important in evaluating the long-term efficiency and value of the Company’s capital investments. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. See Union Pacific web site under Investor Relations for a reconciliation to GAAP.

(e)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. See Union Pacific web site under Investor Relations for a reconciliation to GAAP.

January 25, 2007	(A-1)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

By Quarter and Full Year 2006

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Quarter Ended				Year Ended December 31
	March 31	June 30	September 30	December 31
Operating Revenues	$3,710	$3,923	$3,983	$3,962	$15,578
Operating Expenses
Salaries, Wages, and Employee Benefits	1,129	1,140	1,161	1,169	4,599
Fuel and Utilities	692	794	821	705	3,012
Equipment and Other Rents	367	371	371	346	1,455
Depreciation	303	308	311	315	1,237
Materials and Supplies	164	178	178	171	691
Purchased Services and Other	450	415	389	446	1,700

Total Operating Expenses	3,105	3,206	3,231	3,152	12,694

Operating Income	605	717	752	810	2,884
Other Income - Net	10	29	22	57	118
Interest Expense	(120)	(120)	(119)	(118)	(477)

Income Before Income Taxes	495	626	655	749	2,525
Income Tax Expense	(184)	(236)	(235)	(264)	(919)

Net Income	$311	$390	$420	$485	$1,606

Basic Earnings Per Share	$1.16	$1.45	$1.56	$1.79	$5.96

Diluted Earnings Per Share	$1.15	$1.44	$1.54	$1.78	$5.91

January 25, 2007	(A-2)

UNION PACIFIC RAILROAD

REVENUE DETAIL

By Quarter and Full Year 2006

(Unaudited)

	Quarter Ended				Year Ended December 31
	March 31	June 30	September 30	December 31
Commodity Revenue (000):
Agricultural	$562,589	$565,743	$596,532	$670,238	$2,395,102
Automotive	361,328	389,980	328,133	358,898	1,438,339
Chemicals	501,501	536,075	540,143	519,970	2,097,689
Energy	699,467	732,164	763,680	757,481	2,952,792
Industrial Products	774,670	823,701	830,461	744,134	3,172,966
Intermodal	643,621	694,302	743,099	724,258	2,805,280

Total	$3,543,176	$3,741,965	$3,802,048	$3,774,979	$14,862,168

Revenue Carloads:
Agricultural	233,958	225,414	226,376	237,222	922,970
Automotive	209,890	224,739	191,303	208,411	834,343
Chemicals	217,726	234,598	228,263	215,268	895,855
Energy	550,165	575,150	583,914	586,396	2,295,625
Industrial Products	366,314	386,604	371,214	326,608	1,450,740
Intermodal	814,578	864,168	907,759	866,113	3,452,618

Total	2,392,631	2,510,673	2,508,829	2,440,018	9,852,151

Average Revenue per Car:
Agricultural	$2,405	$2,510	$2,635	$2,825	$2,595
Automotive	1,722	1,735	1,715	1,722	1,724
Chemicals	2,303	2,285	2,366	2,415	2,342
Energy	1,271	1,273	1,308	1,292	1,286
Industrial Products	2,115	2,131	2,237	2,278	2,187
Intermodal	790	803	819	836	813

Total	$1,481	$1,490	$1,515	$1,547	$1,509

January 25, 2007	(A-3)